Exhibit 99.2

QUARTERLY FINANCIAL SUPPLEMENT

Q3 2025

THE FRESH MARKET
STOP
Cool Creek Commons – Indianapolis, IN MSA

Southlake Town Square – Dallas / Fort Worth, TX MSA

PCC COMMUNITY MARKETS
Avondale Plaza – Seattle, WA MSA

KRG LISTED NYSE

© 2025 Kite Realty Group | kiterealty.com

Kite Realty Group
Quarterly Financial Supplement as of September 30, 2025
T A B L E O F C O N T E N T S

Kite Realty Group Trust | 30 South Meridian Street, Suite 1100 | Indianapolis, Indiana 46204 | 888.577.5600 | www.kiterealty.com

PRESS RELEASE
Contact Information: Kite Realty Group
Tyler Henshaw
SVP, Capital Markets & Investor Relations
317.713.7780
thenshaw@kiterealty.com
Kite Realty Group Reports Third Quarter 2025 Operating Results
Indianapolis, Indiana, October 29, 2025 – Kite Realty Group (NYSE: KRG), a premier owner and operator of high-quality, open-air grocery-anchored centers and vibrant mixed-use assets, reported today its operating results for the third quarter ended September 30, 2025. For the quarters ended September 30, 2025 and 2024, net loss attributable to common shareholders was $16.2 million, or $0.07 per diluted share, compared to net income of $16.7 million, or $0.08 per diluted share, respectively. For the nine months ended September 30, 2025 and 2024, net income attributable to common shareholders was $117.8 million, or $0.54 per diluted share, compared to a net loss of $17.8 million, or $0.08 per diluted share, respectively.
Company raises 2025 guidance
Leased over 1.2 million square feet at 12.2% comparable blended cash leasing spreads
Repurchased 3.4 million shares of common stock for $74.9 million at an average price of $22.35
Board of Trustees raises quarterly dividend on common shares by 7.4% on a year-over-year basis
“Momentum is building across every part of our operating platform,” said John A. Kite, Chairman and Chief Executive Officer. “We are raising both our full-year FFO per share guidance and same property NOI assumption. Leasing demand remains exceptional, with 1.2 million square feet executed during the quarter and solid sequential gains in our leased rate. We are channeling that momentum into long-term value creation — driving higher embedded rent bumps, backfilling space with well-capitalized tenants, and continuing to optimize the portfolio.”
Third Quarter 2025 Financial and Operational Results
▪Generated NAREIT FFO of the Operating Partnership of $118.8 million, or $0.53 per diluted share.
▪Generated Core FFO of the Operating Partnership of $116.3 million, or $0.52 per diluted share.
▪Same Property Net Operating Income (NOI) increased by 2.1%.
▪Executed 167 new and renewal leases representing approximately 1.2 million square feet.
▪Blended cash leasing spreads of 12.2% on 129 comparable leases, including 26.1% on 24 comparable new leases, 12.9% on 51 comparable non-option renewals, and 7.8% on 54 comparable option renewals.
▪Cash leasing spreads of 18.9% on a blended basis for comparable new and non-option renewal leases.
▪Executed 7 new anchor leases representing approximately 175,000 square feet at comparable cash leasing spreads of 38.4%. Anchor leasing activity included Whole Foods, Crate & Barrel, Homesense, and Nordstrom Rack.
▪Operating retail portfolio annualized base rent (ABR) per square foot of $22.11 at September 30, 2025, a 5.2% increase year-over-year.
▪Retail portfolio leased percentage of 93.9% at September 30, 2025, a 60-basis point increase sequentially.
▪Anchor leased percentage of 95.0% at September 30, 2025, an 80-basis point increase sequentially.

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▪Small shop leased percentage of 91.8% at September 30, 2025, a 20-basis point increase sequentially.
▪Portfolio leased-to-occupied spread at period end of 280 basis points, which represents $34.6 million of signed-not-open NOI.
Third Quarter 2025 Capital Allocation Activity
▪To date, repurchased 3.4 million shares of common stock, at an average price of $22.35 per share, for $74.9 million.
▪As previously announced, sold Humblewood Shopping Center (Houston MSA), an 85,682 square foot center, for $18.3 million.
Third Quarter 2025 Balance Sheet Overview
▪As of September 30, 2025, the Company’s net debt to Adjusted EBITDA was 5.0x.
▪Repaid the $80.0 million principal balance of the 4.47% senior unsecured notes that matured on September 10, 2025. The Company has no remaining debt maturing until September 2026.
▪As previously announced, the Company closed on pricing amendments with respect to the Company’s $1.1 billion unsecured revolving credit facility, $250 million unsecured term loan maturing on October 24, 2028, and $300 million unsecured term loan maturing on July 29, 2029.
Dividend
On October 28, 2025, the Company’s Board of Trustees declared a fourth quarter 2025 dividend of $0.29 per common share, which represents a 7.4% year-over-year increase. The fourth quarter dividend will be paid on or about January 16, 2026, to shareholders of record as of January 9, 2026.
2025 Earnings Guidance
The Company expects to generate net income attributable to common shareholders of $0.60 to $0.62 per diluted share in 2025. The Company is raising its 2025 NAREIT FFO guidance range to $2.09 to $2.11 per diluted share from $2.06 to $2.10 per diluted share, and its Core FFO guidance range to $2.05 to $2.07 per diluted share from $2.02 to $2.06 per diluted share, based, in part, on the following assumptions:
▪2025 Same Property NOI range of 2.25% to 2.75%.
▪Full-year credit disruption of 1.85% of total revenues at the midpoint, inclusive of a 0.95% general bad debt reserve and a 0.90% impact from anchor bankruptcies.
▪Interest expense, net of interest income, excluding unconsolidated joint ventures, of $124.5 million at the midpoint.
The following table reconciles the Company’s 2025 net income guidance range to the Company’s 2025 NAREIT and Core FFO guidance ranges:

	Low	High

Net income	$0.60	$0.62
Realized gain on sales of operating properties, net	(0.49)	(0.49)
Impairment charges	0.18	0.18
Depreciation and amortization	1.80	1.80
NAREIT FFO	$2.09	$2.11
Non-cash items	(0.04)	(0.04)
Core FFO	$2.05	$2.07
Earnings Conference Call
Kite Realty Group will conduct a conference call to discuss its financial results on Thursday, October 30, 2025, at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on KRG’s website at www.kiterealty.com or at the following link: KRG Third Quarter 2025 Webcast. The dial-in registration link is: KRG Third Quarter 2025 Teleconference Registration. In addition, a webcast replay link will be available on KRG’s website.

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About Kite Realty Group
Kite Realty Group (NYSE: KRG), a real estate investment trust (REIT), is a premier owner and operator of open-air shopping centers and mixed-use assets. The Company’s primarily grocery-anchored portfolio is located in high-growth Sun Belt and select strategic gateway markets. The combination of necessity-based grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets, makes the KRG portfolio an ideal platform for both retailers and consumers. Publicly listed since 2004, KRG has over 60 years of experience in developing, constructing and operating real estate. Using operational, investment, development, and redevelopment expertise, KRG continuously optimizes its portfolio to maximize value and return to shareholders. As of September 30, 2025, the Company owned interests in 180 U.S. open-air shopping centers and mixed-use assets, comprising approximately 29.7 million square feet of gross leasable space. For more information, please visit kiterealty.com.
Connect with KRG: LinkedIn | X | Instagram | Facebook
Safe Harbor
This release, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.
Risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: economic, business, banking, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty (including from an economic slowdown or recession, federal government shutdown, disruptions related to tariffs and other trade or sanction issues, rising interest rates, inflation, unemployment, or limited growth in consumer income or spending); financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; the financial stability of the Company’s tenants; the competitive environment in which the Company operates, including potential oversupplies of, or a reduction in demand for, rental space; acquisition, disposition, development and joint venture risks; property ownership and management risks, including the relative illiquidity of real estate investments, and expenses, vacancies or the inability to rent space on favorable terms or at all; the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets, and changing demographics and customer traffic patterns; business continuity disruptions and a deterioration in our tenants’ ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed to operate efficiently, causing costs to rise sharply and inventory to fall; risks related to our current geographical concentration of properties in the states of Texas, Florida, and North Carolina and the metropolitan statistical areas of New York, Atlanta, Seattle, Chicago, and Washington, D.C.; civil unrest, acts of violence, terrorism or war, acts of God, climate change, epidemics, pandemics, natural disasters and severe weather conditions, including such events that may result in underinsured or uninsured losses or other increased costs and expenses; changes in laws and government regulations, including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; possible changes in consumer behavior due to public health crises and the fear of future pandemics; our ability to satisfy environmental, social or governance standards set by various constituencies; insurance costs and coverage, especially in Florida and Texas coastal areas and North Carolina; risks associated with cyber attacks and the loss of confidential information and other business disruptions; risks associated with the use of artificial intelligence and related tools; other factors affecting the real estate industry generally; and other risks identified in reports the Company files with the Securities and Exchange Commission or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
This Earnings Release also includes certain forward-looking non-GAAP information. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Please see the following pages for the corresponding definitions and reconciliations of such non-GAAP financial measures.

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Kite Realty Group
Contact Information
Corporate Office
30 South Meridian Street, Suite 1100
Indianapolis, IN 46204
(888) 577-5600
(317) 577-5600
www.kiterealty.com

Investor Relations Contact	Analyst Coverage	Analyst Coverage
Tyler Henshaw	Robert W. Baird & Co.	J.P. Morgan
Senior Vice President, Capital Markets and IR	Mr. Wes Golladay	Mr. Michael W. Mueller/Mr. Hongliang Zhang
(317) 713-7780	(216) 737-7510	(212) 622-6689/(212) 622-6416
thenshaw@kiterealty.com	wgolladay@rwbaird.com	michael.w.mueller@jpmorgan.com/
hongliang.zhang@jpmorgan.com
Matt Hunt	Bank of America/Merrill Lynch
Senior Director, Capital Markets and IR	Mr. Jeffrey Spector/Mr. Samir Khanal	KeyBanc Capital Markets
(317) 713-7646	(646) 855-1363/(646) 855-1497	Mr. Todd Thomas
mhunt@kiterealty.com	jeff.spector@bofa.com/	(917) 368-2286
	samar.khanal@bofa.com	tthomas@keybanccm.com

Transfer Agent	BTIG	Ladenburg Thalmann
Broadridge Financial Solutions	Mr. Michael Gorman	Mr. Floris van Dijkum
Ms. Kristen Tartaglione	(212) 738-6138	(212) 409-2075
2 Journal Square, 7th Floor	mgorman@btig.com	fvandijkum@ladenburg.com
Jersey City, NJ 07306
(201) 714-8094	Citigroup Global Markets	Piper Sandler
	Mr. Craig Mailman	Mr. Alexander Goldfarb
	(212) 816-4471	(212) 466-7937
	craig.mailman@citi.com	alexander.goldfarb@psc.com
Stock Specialist
GTS	Compass Point Research & Trading, LLC	Raymond James
545 Madison Avenue, 15th Floor	Mr. Ken Billingsley	Mr. RJ Milligan
New York, NY 10022	(202) 534-1393	(727) 567-2585
(212) 715-2830	kbillingsley@compasspointllc.com	rjmilligan@raymondjames.com

	Green Street	UBS
	Ms. Paulina Rojas Schmidt	Mr. Michael Goldsmith
	(949) 640-8780	(212) 713-2951
	projasschmidt@greenstreet.com	michael.goldsmith@ubs.com

	Jefferies LLC	Wells Fargo
	Ms. Linda Tsai	Mr. James Feldman/Mr. Cooper Clark
	(212) 778-8011	(212) 215-5328/(212) 214-1146
	ltsai@jefferies.com	james.feldman@wellsfargo.com/
cooper.clark@wellsfargo.com

3rd Quarter 2025 Supplemental Financial and Operating Statistics	1

Kite Realty Group
Results Overview
(dollars in thousands, except per share and per square foot amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
Summary Financial Results	2025	2024	2025	2024

Total revenue (page 4)	$205,055	$207,253	$640,212	$625,268
Net (loss) income attributable to common shareholders (page 4)	$(16,207)	$16,729	$117,841	$(17,753)
Net (loss) income per diluted share (page 4)	$(0.07)	$0.08	$0.54	$(0.08)
Net operating income (NOI) (page 6)	$149,550	$153,822	$470,310	$460,256
Adjusted EBITDA (page 6)	$142,754	$141,018	$439,144	$425,469
NAREIT Funds From Operations (FFO) (page 7)	$118,821	$113,926	$355,566	$344,253
NAREIT FFO per diluted share (page 7)	$0.53	$0.51	$1.58	$1.54
Core FFO (page 7)	$116,284	$109,162	$347,508	$328,110
Core FFO per diluted share (page 7)	$0.52	$0.49	$1.55	$1.47
Dividend payout ratio (as % of NAREIT FFO)	51%	49%	51%	49%

	Three Months Ended
Summary Operating and Financial Ratios	September 30, 2025		June 30, 2025		March 31, 2025		December 31, 2024		September 30, 2024

NOI margin (page 6)	73.6%		74.0%		74.2%		74.3%		74.5%
NOI margin – retail (page 6)	74.3%		74.4%		74.7%		75.1%		75.2%
Same Property NOI performance (page 5)	2.1%		3.3%		3.1%		4.8%		3.0%
Total property NOI performance (page 5)	1.2%		2.0%		7.4%		4.9%		1.2%
Net debt to Adjusted EBITDA, current quarter (page 9)	5.0x		5.1x		4.7x		4.7x		4.9x
Recovery ratio of retail operating properties (page 6)	91.8%		92.0%		91.4%		92.1%		91.2%
Recovery ratio of consolidated portfolio (page 6)	88.2%		87.8%		86.5%		87.4%		86.6%

Outstanding Classes of Stock
Common shares and units outstanding (page 18)	221,579,773		224,707,781		224,661,888		223,859,664		223,626,166

Summary Portfolio Statistics
Number of properties
Operating retail/mixed-use(1)	178		179		180		179		179
Standalone office(2)	2		2		2		2		1
Development and redevelopment projects (page 13)	1		1		1		2		3
Owned retail operating gross leasable area (GLA)(3)	27.7	M	27.8	M	27.8	M	27.7	M	27.7	M
Owned office GLA	2.0	M	2.0	M	1.5	M	1.5	M	1.4	M
Number of multifamily units(4)	2,187		2,187		1,405		1,405		1,405
Percent leased – total	93.2%		92.7%		93.0%		94.2%		94.6%
Percent leased – retail	93.9%		93.3%		93.8%		95.0%		95.0%
Anchor (≥ 10,000 sq. ft.)	95.0%		94.2%		95.1%		97.1%		97.0%
Small shop (< 10,000 sq. ft.)	91.8%		91.6%		91.3%		91.2%		91.2%

Retail annualized base rent (ABR) per square foot	$22.11		$22.02		$21.49		$21.15		$21.01

Total new and renewal lease GLA (page 16)	1,229,944		1,214,631		843,829		1,214,390		1,651,986
New lease cash rent spread (page 16)	26.1%		31.3%		15.6%		23.6%		24.9%
Non-option renewal lease cash rent spread (page 16)	12.9%		19.7%		20.1%		14.4%		11.9%
Option renewal lease cash rent spread (page 16)	7.8%		8.2%		7.0%		6.8%		7.7%
Total new and renewal lease cash rent spread (page 16)	12.2%		17.0%		13.7%		12.5%		11.1%

2025 Guidance	Current (as of 10/29/25)	Previous (as of 7/30/25)	Original (as of 2/11/25)

NAREIT FFO per diluted share	$2.09 to $2.11	$2.06 to $2.10	$2.02 to $2.08
Core FFO per diluted share	$2.05 to $2.07	$2.02 to $2.06	$1.98 to $2.04
(1)Operating retail/mixed-use properties consist of retail and office components at consolidated and unconsolidated properties and exclude one property classified as held for sale as of September 30, 2025, as well as Eastgate Crossing, which was reclassified from our operating portfolio in September 2025 due to significant disruption caused by severe flooding as a result of Tropical Storm Chantal.
(2)Standalone office properties include the Company’s headquarters at 30 South Meridian and the Carillon medical office building.
(3)Owned GLA represents gross leasable area owned by the Company and excludes the square footage of non-retail property components and development and redevelopment projects.
(4)Represents the number of multifamily units that the Company has an economic interest in.

3rd Quarter 2025 Supplemental Financial and Operating Statistics	2

Kite Realty Group
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	September 30, 2025	December 31, 2024
Assets:
Investment properties, at cost	$7,417,916	$7,634,191
Less: accumulated depreciation	(1,728,295)	(1,587,661)
Net investment properties	5,689,621	6,046,530

Cash and cash equivalents	68,743	128,056
Tenant and other receivables, including accrued straight-line rent of $72,140 and $67,377, respectively	129,656	125,768
Restricted cash and escrow deposits	23,511	5,271
Deferred costs, net	200,954	238,213
Short-term deposits	—	350,000
Prepaid and other assets	100,847	104,627
Investments in unconsolidated subsidiaries	374,868	19,511
Assets associated with investment property held for sale	59,515	73,791
Total assets	$6,647,715	$7,091,767

Liabilities and Equity:
Liabilities:
Mortgage and other indebtedness, net	$2,941,548	$3,226,930
Accounts payable and accrued expenses	203,114	202,651
Deferred revenue and other liabilities	222,602	246,100
Liabilities associated with investment property held for sale	4,399	4,009
Total liabilities	3,371,663	3,679,690

Commitments and contingencies
Limited Partners’ interests in the Operating Partnership	101,301	98,074

Equity:
Common shares, $0.01 par value, 490,000,000 shares authorized, 216,730,185 and 219,667,067 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	2,167	2,197
Additional paid-in capital	4,800,058	4,868,554
Accumulated other comprehensive income	25,184	36,612
Accumulated deficit	(1,654,579)	(1,595,253)
Total shareholders’ equity	3,172,830	3,312,110
Noncontrolling interests	1,921	1,893
Total equity	3,174,751	3,314,003
Total liabilities and equity	$6,647,715	$7,091,767

3rd Quarter 2025 Supplemental Financial and Operating Statistics	3

Kite Realty Group
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue:
Rental income	$202,193	$204,934	$632,547	$616,583
Other property-related revenue	1,571	1,864	5,096	4,463
Fee income	1,291	455	2,569	4,222
Total revenue	205,055	207,253	640,212	625,268

Expenses:
Property operating	28,536	27,756	87,243	84,401
Real estate taxes	25,678	25,220	80,090	78,247
General, administrative and other	14,183	13,259	39,831	39,009
Depreciation and amortization	89,370	96,656	285,488	296,326
Impairment charges	39,305	—	39,305	66,201
Total expenses	197,072	162,891	531,957	564,184

Other (expense) income:
Interest expense	(33,162)	(31,640)	(100,168)	(92,985)
Income tax expense of taxable REIT subsidiaries	(106)	(35)	(315)	(325)
Gain (loss) on sales of operating properties, net	5,742	602	108,855	(864)
Net gains from outlot sales	6,096	—	6,096	1,858
Equity in loss of unconsolidated subsidiaries	(4,619)	(607)	(8,464)	(1,201)
Gain on sale of unconsolidated property, net	—	—	—	2,325
Other income, net	1,656	4,371	6,194	12,294
Net (loss) income	(16,410)	17,053	120,453	(17,814)
Net loss (income) attributable to noncontrolling interests	203	(324)	(2,612)	61
Net (loss) income attributable to common shareholders	$(16,207)	$16,729	$117,841	$(17,753)

Net (loss) income per common share – basic and diluted	$(0.07)	$0.08	$0.54	$(0.08)

Weighted average common shares outstanding – basic	219,408,533	219,665,836	219,652,052	219,596,590
Weighted average common shares outstanding – diluted	219,408,533	220,096,693	219,768,504	219,596,590

3rd Quarter 2025 Supplemental Financial and Operating Statistics	4

Kite Realty Group
Same Property Net Operating Income (“NOI”)
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Change	2025	2024	Change

Number of properties in Same Property Pool for the period(1)	174	174		174	174

Leased percentage at period end	93.8%	95.0%	93.8%	95.0%
Economic occupancy percentage at period end	91.1%	92.3%	91.1%	92.3%
Economic occupancy percentage(2)	90.5%	91.7%	90.9%	91.4%

Minimum rent	$151,219	$147,372		$450,525	$438,290
Tenant recoveries	41,332	39,526		125,657	120,384
Bad debt reserve	(2,001)	(1,556)		(5,469)	(3,640)
Other income, net	2,197	2,225		6,764	6,903
Total revenue	192,747	187,567		577,477	561,937

Property operating	(24,361)	(22,795)		(73,718)	(71,518)
Real estate taxes	(24,265)	(23,663)		(74,378)	(72,804)
Total expenses	(48,626)	(46,458)		(148,096)	(144,322)

Same Property NOI(3)	$144,121	$141,109	2.1%	$429,381	$417,615	2.8%

Reconciliation of Same Property NOI to most directly comparable GAAP measure:
Net operating income – same properties	$144,121	$141,109		$429,381	$417,615
Net operating income – non-same activity(4)	5,429	12,713		40,929	40,783
Net gains from outlot sales	6,096	—		6,096	1,858
Total property NOI	155,646	153,822	1.2%	476,406	460,256	3.5%
Other (expense) income, net	(1,778)	4,184		(16)	14,990
General, administrative and other	(14,183)	(13,259)		(39,831)	(39,009)
Impairment charges	(39,305)	—		(39,305)	(66,201)
Depreciation and amortization	(89,370)	(96,656)		(285,488)	(296,326)
Interest expense	(33,162)	(31,640)		(100,168)	(92,985)
Gain (loss) on sales of operating properties, net	5,742	602		108,855	(864)
Gain on sale of unconsolidated property, net	—	—		—	2,325
Net loss (income) attributable to noncontrolling interests	203	(324)		(2,612)	61
Net (loss) income attributable to common shareholders	$(16,207)	$16,729		$117,841	$(17,753)
(1)Same Property NOI excludes the following:
▪properties acquired or placed in service during 2024 and 2025;
▪The Corner – IN, which was reclassified from active development into our operating portfolio in March 2025;
▪Eastgate Crossing, which was reclassified from our operating portfolio in September 2025 due to significant disruption caused by severe flooding as a result of Tropical Storm Chantal;
▪our active development project at One Loudoun Expansion noted on page 13;
▪Hamilton Crossing Centre and Edwards Multiplex – Ontario, which were reclassified from our operating portfolio into redevelopment in June 2014 and March 2023, respectively;
▪properties sold or classified as held for sale during 2024 and 2025; and
▪standalone office properties, including the Carillon medical office building, which was reclassified from active redevelopment into our office portfolio in December 2024.
(2)Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.
(3)Same Property NOI for all periods presented includes 52% of the NOI from the three previously wholly owned properties that were contributed to the GIC Portfolio Joint Venture in June 2025.
(4)Includes non-cash activity across the portfolio as well as NOI from properties not included in the Same Property Pool, including properties sold during both periods.

3rd Quarter 2025 Supplemental Financial and Operating Statistics	5

Kite Realty Group
Net Operating Income and Adjusted EBITDA by Quarter
(dollars in thousands)
(unaudited)

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Revenue:
Minimum rent	$144,110	$149,092	$150,150	$149,331	$145,971
Minimum rent – ground leases	10,637	10,450	10,644	10,750	10,758
Lease termination income	18	2,725	7,390	152	800
Straight-line rent	2,681	2,129	2,266	1,592	2,902
Non-cash market rent	1,919	1,569	3,538	3,158	2,264
Tenant reimbursements	43,666	45,103	46,213	44,058	42,453
Bad debt reserve	(2,119)	(1,625)	(2,076)	(1,755)	(1,468)
Other property-related revenue(1)	985	870	1,640	1,338	1,402
Overage rent	1,281	1,738	1,048	2,680	1,253
Total revenue	203,178	212,051	220,813	211,304	206,335

Expenses:
Property operating – recoverable(2)	24,038	24,849	25,798	24,913	23,961
Property operating – non-recoverable(2)	4,131	3,700	3,661	3,972	3,469
Real estate taxes	25,459	26,492	27,604	25,495	25,083
Total expenses	53,628	55,041	57,063	54,380	52,513

NOI	149,550	157,010	163,750	156,924	153,822

Other (expense) income:
General, administrative and other	(14,183)	(13,390)	(12,258)	(13,549)	(13,259)
Fee income	1,291	853	425	441	455
Net gains from outlot sales	6,096	—	—	2,505	—
Total other (expense) income	(6,796)	(12,537)	(11,833)	(10,603)	(12,804)

Adjusted EBITDA	142,754	144,473	151,917	146,321	141,018

Impairment charges	(39,305)	—	—	—	—
Depreciation and amortization	(89,370)	(97,887)	(98,231)	(97,009)	(96,656)
Interest expense	(33,162)	(34,052)	(32,954)	(32,706)	(31,640)
Equity in (loss) earnings of unconsolidated subsidiaries	(4,619)	(3,238)	(607)	43	(607)
Income tax (expense) benefit of taxable REIT subsidiaries	(106)	(199)	(10)	186	(35)
Loss on extinguishment of debt	—	—	—	(180)	—
Interest income	1,659	493	4,049	5,453	4,333
Other (expense) income, net	(3)	(13)	9	122	38
Gain on sales of operating properties, net	5,742	103,022	91	—	602
Net (loss) income	(16,410)	112,599	24,264	22,230	17,053
Net loss (income) attributable to noncontrolling interests	203	(2,281)	(534)	(406)	(324)
Net (loss) income attributable to common shareholders	$(16,207)	$110,318	$23,730	$21,824	$16,729

NOI/Revenue – Retail properties	74.3%	74.4%	74.7%	75.1%	75.2%
NOI/Revenue	73.6%	74.0%	74.2%	74.3%	74.5%
Recovery Ratio(3)
– Retail properties	91.8%	92.0%	91.4%	92.1%	91.2%
– Consolidated	88.2%	87.8%	86.5%	87.4%	86.6%
(1)Other property-related revenue also includes the net operating results of Eddy Street Parking Garage and Union Station Parking Garage.
(2)Recoverable expenses include recurring G&A expense of $4.1 million allocable to the property operations in the three months ended September 30, 2025, a portion of which is recoverable. Non-recoverable expenses primarily include ground rent, professional fees, and marketing costs.
(3)“Recovery Ratio” is computed by dividing tenant reimbursements by the sum of recoverable property operating expense and real estate tax expense.

3rd Quarter 2025 Supplemental Financial and Operating Statistics	6

Kite Realty Group
NAREIT Funds From Operations (“FFO”)(1)
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net (loss) income	$(16,410)	$17,053	$120,453	$(17,814)
Less: net income attributable to noncontrolling interests in properties	(82)	(63)	(233)	(204)
Less/add: (gain) loss on sales of operating properties, net	(5,742)	(602)	(108,855)	864
Less: gain on sale of unconsolidated property, net	—	—	—	(2,325)
Add: impairment charges	39,305	—	39,305	66,201
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	101,750	97,538	304,896	297,531
NAREIT FFO of the Operating Partnership(1)	118,821	113,926	355,566	344,253
Less: Limited Partners’ interests in FFO	(2,569)	(1,971)	(7,498)	(5,739)
FFO attributable to common shareholders(1)	$116,252	$111,955	$348,068	$338,514
FFO, as defined by NAREIT, per share of the Operating Partnership – basic	$0.53	$0.51	$1.58	$1.54
FFO, as defined by NAREIT, per share of the Operating Partnership – diluted	$0.53	$0.51	$1.58	$1.54

Weighted average common shares outstanding – basic	219,408,533	219,665,836	219,652,052	219,596,590
Weighted average common shares outstanding – diluted	219,531,606	219,979,239	219,768,504	219,861,005

Weighted average common shares and units outstanding – basic	224,258,121	223,529,610	224,386,126	223,323,641
Weighted average common shares and units outstanding – diluted	224,381,194	223,843,013	224,502,578	223,588,056

Reconciliation of NAREIT FFO to Core FFO(2)
NAREIT FFO of the Operating Partnership(1)	$118,821	$113,926	$355,566	$344,253
Add:
Amortization of deferred financing costs	1,856	1,062	5,251	2,978
Non-cash compensation expense and other	2,926	2,816	8,490	8,444
Less:
Straight-line rent – minimum rent and common area maintenance	3,789	3,286	9,202	10,062
Market rent amortization income	2,500	2,265	7,921	6,922
Amortization of debt discounts, premiums and hedge instruments	1,030	3,091	4,676	10,581
Core FFO of the Operating Partnership	$116,284	$109,162	$347,508	$328,110
Core FFO per share of the Operating Partnership – diluted	$0.52	$0.49	$1.55	$1.47

Reconciliation of Core FFO to Adjusted Funds From Operations (“AFFO”)(2)
Core FFO of the Operating Partnership	$116,284	$109,162	$347,508	$328,110
Less:
Maintenance capital expenditures	7,583	6,085	23,076	18,750
Tenant-related capital expenditures(3)	14,744	30,090	68,339	73,734
Total Recurring AFFO of the Operating Partnership	$93,957	$72,987	$256,093	$235,626
(1)“NAREIT FFO of the Operating Partnership” measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.
(2)Includes the Company’s pro rata share from unconsolidated joint ventures.
(3)Excludes landlord work, tenant improvements and leasing commissions related to development and redevelopment projects.

3rd Quarter 2025 Supplemental Financial and Operating Statistics	7

Kite Realty Group
Joint Venture Summary as of September 30, 2025
(dollars in thousands)

Consolidated Investments
Investments	Total Debt	Partner Economic Ownership Interest(1)	Partner Share of Debt	Partner Share of Annual EBITDA

Delray Marketplace	$12,800	2%	$256	$—
One Loudoun – Pads G&H Residential	95,095	10%	9,509	848
Total	$107,895		$9,765	$848
(1)Economic ownership % represents the partner’s share of cash flow.

Unconsolidated Investments
Investments	Total GLA	Multifamily Units	KRG Economic Ownership Interest

Nuveen Portfolio	416,011	—	20%
Embassy Suites at Eddy Street Commons	—	—	35%
Glendale Center Apartments	—	—	11.5%
The Corner – IN	23,852	285	50%
Legacy West	785,722	782	52%
GIC Portfolio	921,280	—	52%
Total	2,146,865	1,067

Total Unconsolidated Investments
Investment as of September 30, 2025	$374,868

	Three Months Ended
	September 30, 2025	June 30, 2025

EBITDA	$10,203	$5,689
Depreciation and amortization	(12,705)	(6,932)
Interest expense	(2,849)	(2,185)
KRG share of management fees	732	190
KRG share of net loss	$(4,619)	$(3,238)

3rd Quarter 2025 Supplemental Financial and Operating Statistics	8

Kite Realty Group
Key Debt Metrics as of September 30, 2025
(dollars in thousands)

	September 30, 2025	Debt Covenant Threshold(1)
Senior Unsecured Notes Covenants

Total debt to undepreciated assets	38.7%	<60%

Secured debt to undepreciated assets	4.1%	<40%

Undepreciated unencumbered assets to unsecured debt	268.7%	>150%

Debt service coverage	4.5x	>1.5x

Unsecured Credit Facility Covenants

Maximum leverage	34.9%	<60%

Minimum fixed charge coverage	4.4x	>1.5x

Secured indebtedness	3.8%	<45%

Unsecured debt interest coverage	4.0x	>1.75x

Unsecured leverage	33.2%	<60%

Senior Unsecured Debt Ratings

Fitch Ratings	BBB/Positive
Moody's Investors Service	Baa2/Stable
Standard & Poor's Rating Services	BBB/Stable

Liquidity

Cash and cash equivalents	$68,743
Availability under unsecured credit facility	1,095,800
	$1,164,543

Unencumbered Consolidated NOI as a % of Total Consolidated NOI	95%

(1)For a complete listing of all debt covenants related to the Company’s Senior Unsecured Notes and Unsecured Credit Facility, as well as definitions of the terms, refer to the Company’s filings with the SEC.

Net Debt to Adjusted EBITDA
Mortgage and other indebtedness, net		$2,941,548
Add: Company share of unconsolidated joint venture debt		202,690
Add: debt discounts, premiums and issuance costs, net		2,714
Less: Partner share of consolidated joint venture debt		(9,765)
Company's consolidated debt and share of unconsolidated debt		3,137,187
Less: cash and cash equivalents		(68,743)
Less: restricted cash and escrow deposits		(23,511)
Less: Company share of unconsolidated joint venture cash and cash equivalents		(13,736)
Company share of Net Debt		$3,031,197

Q3 2025 Adjusted EBITDA, Annualized:
– Consolidated Adjusted EBITDA	$571,016
– Unconsolidated Adjusted EBITDA	40,812
– Minority interest Adjusted EBITDA(2)	(848)	610,980
Ratio of Company share of Net Debt to Adjusted EBITDA		5.0x
(2)See page 8 for details.

3rd Quarter 2025 Supplemental Financial and Operating Statistics	9

Kite Realty Group
Summary of Outstanding Debt as of September 30, 2025
(dollars in thousands)

Total Outstanding Debt	Amount Outstanding	Ratio	Weighted Average Interest Rate	Weighted Average Years to Maturity

Fixed rate debt(1)	$2,781,462	89%	4.24%	4.6
Variable rate debt	162,800	5%	5.08%	3.7
Debt discounts, premiums and issuance costs, net	(2,714)	N/A	N/A	N/A
Total consolidated debt	2,941,548	94%	4.29%	4.6
KRG share of unconsolidated debt	191,487	6%	4.35%	4.4
Total	$3,133,035	100%	4.29%	4.6

Schedule of Maturities by Year
	Secured Debt
	Scheduled Principal Payments	Term Maturities	Unsecured Debt		Total Consolidated Debt	Total Unconsolidated Debt	Total Debt Outstanding

2025	$1,325	$—	$—		$1,325	$—	$1,325
2026	4,581	—	400,000		404,581	—	404,581
2027	3,120	10,600	250,000		263,720	—	263,720
2028	3,757	—	350,000	(2)	353,757	10,378	364,135
2029	4,324	—	400,000		404,324	34,232	438,556
2030 and beyond	23,767	92,788	1,400,000		1,516,555	158,080	1,674,635
Debt discounts, premiums and issuance costs, net	—	810	(3,524)		(2,714)	(11,203)	(13,917)
Total	$40,874	$104,198	$2,796,476		$2,941,548	$191,487	$3,133,035
(1)Fixed rate debt includes the portion of variable rate debt that has been hedged by interest rate swaps. As of September 30, 2025, $400.0 million in variable rate debt is hedged to a fixed rate for a weighted average of 0.3 years.
(2)Assumes the Company exercises its option to extend the maturity date of the $250.0 million unsecured term loan by one year to 2028.

Debt Maturity Profile as of September 30, 2025
$800M
$700M
$600M
$500M
$400M
$300M
$200M
$100M
$0M
$400.0
$250.0
$34.0
$250.0
$100.0
$10.4
$300.0
$100.0
$34.2
$400.0
$158.1
$5.0
$350.0
$7.1
$300.0
$3.1
$95.1
$350.0
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034+
Line of Credit
Mortgage Debt
Unconsolidated
Unsecured Debt
Unsecured Term Loans

3rd Quarter 2025 Supplemental Financial and Operating Statistics	10

Kite Realty Group
Maturity Schedule of Outstanding Debt as of September 30, 2025
(dollars in thousands)

Description	Contractual Interest Rate(1)	Swapped Interest Rate(1)	Maturity Date	Balance as of September 30, 2025	% of Total Outstanding

Senior Unsecured Notes	4.08%	4.08%	9/30/2026	$100,000
Senior Unsecured Notes	4.00%	4.00%	10/1/2026	300,000
2026 Debt Maturities	4.02%	4.02%		400,000	13%

Senior Unsecured Exchangeable Notes	0.75%	0.75%	4/1/2027	175,000
Northgate North	4.50%	4.50%	6/1/2027	21,151
Delray Marketplace(2)	SOFR + 2.15%	SOFR + 2.15%	8/4/2027	12,800
Senior Unsecured Notes	4.57%	4.57%	9/10/2027	75,000
2027 Debt Maturities	2.29%	2.29%		283,951	9%

Unsecured Term Loan(3)	SOFR + 0.85%	3.84%	10/24/2028	250,000
Senior Unsecured Notes	4.24%	4.24%	12/28/2028	100,000
2028 Debt Maturities	4.85%	3.95%		350,000	11%

Senior Unsecured Notes	4.82%	4.82%	6/28/2029	100,000
Unsecured Term Loan(4)	SOFR + 0.85%	3.76%	7/29/2029	300,000
Unsecured Credit Facility(5)	SOFR + 1.05%	SOFR + 1.05%	10/3/2029	—
2029 Debt Maturities	4.94%	4.02%		400,000	13%

Rampart Commons	5.73%	5.73%	6/10/2030	5,003
Senior Unsecured Notes	4.75%	4.75%	9/15/2030	400,000
The Shoppes at Union Hill	3.75%	3.75%	6/1/2031	7,111
Senior Unsecured Notes	4.95%	4.95%	12/15/2031	350,000
Nora Plaza Shops	3.80%	3.80%	2/1/2032	3,102
Senior Unsecured Notes	5.20%	5.20%	8/15/2032	300,000
One Loudoun – Pads G&H Residential	5.36%	5.36%	5/1/2033	95,095
Senior Unsecured Notes(6)	4.60%	4.60%	3/1/2034	350,000
2030 and beyond Debt Maturities	4.89%	4.89%		1,510,311	48%
Debt discounts, premiums and issuance costs, net				(2,714)
Total debt per consolidated balance sheet	4.52%	4.29%		$2,941,548	94%

KRG share of unconsolidated debt
Nuveen Portfolio	4.09%	4.09%	7/1/2028	$10,378
The Corner – IN(7)	SOFR + 2.86%	SOFR + 2.86%	11/23/2029	34,232
Legacy West	3.80%	3.80%	5/1/2030	158,080
KRG share of unconsolidated debt	4.35%	4.35%		202,690
KRG share of debt discounts and issuance costs, net				(11,203)
Total KRG share of unconsolidated debt				191,487	6%
Total consolidated and KRG share of unconsolidated debt	4.51%	4.29%		$3,133,035
As of September 30, 2025, the Company is a party to the following interest rate swaps:

Interest Rate Swaps	Swap Maturity Date	KRG Receives	KRG Pays	Aggregate Notional

Interest rate swap on Term Loan Due 7/29/2029	7/17/2026	1-month SOFR (4.13%)	1.68%	$150,000
Interest rate swap on Term Loan Due 10/24/2028	10/24/2025	1-month SOFR (4.13%)	2.99%	250,000
				$400,000
(1)At September 30, 2025, daily SOFR was 4.24% and one-month SOFR was 4.13%.
(2)The property is held in a joint venture. The loan is guaranteed by Kite Realty Group, LP. Assumes the Company exercises its option to extend the maturity date by one year to 2027.
(3)Assumes the Company exercises its option to extend the maturity date by one year to 2028.
(4)As of September 30, 2025, $150.0 million of the $300.0 million term loan balance is hedged to a fixed rate of 1.68% plus a credit spread of 0.85% based on the Company’s current credit rating until July 17, 2026. The swapped rate shown is the weighted average rate as of September 30, 2025.
(5)Assumes the Company exercises its option to extend the maturity date by one year to 2029.
(6)The interest rate reflects the impact of forward-starting interest rate swaps that fixed the underlying index on a portion of the outstanding principal prior to the issuance of the unsecured notes.
(7)The Corner – IN includes three loans with varying rates and maturity dates. As of September 30, 2025, the loans had a weighted average interest rate of 6.99% and a majority of the amount outstanding was at a floating rate. The maturity date shown is the weighted average maturity date as of September 30, 2025.

3rd Quarter 2025 Supplemental Financial and Operating Statistics	11

Kite Realty Group
Acquisitions and Dispositions
(dollars in thousands)
Acquisitions

Property Name	Acquisition Date	Metropolitan Statistical Area (“MSA”)	Grocery Anchor	Retail GLA	Office GLA	Acquisition Price – at KRG’s share

Village Commons	January 15, 2025	Miami	Publix	170,976	—	$68,400
Legacy West(1)	April 28, 2025	Dallas/Ft. Worth	N/A	342,011	443,553	408,200

			Total acquisitions	512,987	443,553	$476,600
(1)The Company entered into a joint venture (KRG 52% noncontrolling interest) with GIC, and in April 2025, the joint venture acquired Legacy West for a gross purchase price of $785.0 million, including the assumption of $304.0 million of debt with an interest rate of 3.80%. Legacy West also contains 782 multifamily units.

Property Dispositions

Property Name	Disposition Date	MSA	Grocery Anchor	GLA	Sales Price

Stoney Creek Commons	April 4, 2025	Indianapolis	N/A	84,094	$9,500
Fullerton Metrocenter	June 25, 2025	Los Angeles	Sprouts, Target	241,027	118,500
Denton Crossing(2)	June 27, 2025	Dallas/Ft. Worth	Kroger (shadow)	343,345	39,263
Parkway Towne Crossing(2)	June 27, 2025	Dallas/Ft. Worth	Target (shadow)	180,736	27,743
The Landing at Tradition(2)	June 27, 2025	Port St. Lucie, FL	The Fresh Market, Target (shadow)	397,199	45,114
Humblewood Shopping Center(3)	July 21, 2025	Houston	N/A	85,682	18,250
Hamilton Crossing Centre(4)	August 15, 2025	Indianapolis	N/A	—	847
DePauw University Bookstore and Café	October 10, 2025	Indianapolis	N/A	11,974	600

			Total dispositions	1,344,057	$259,817
(2)The Company contributed this previously wholly owned property into a newly formed joint venture with GIC (the “GIC Portfolio Joint Venture”) and has retained a 52% noncontrolling interest in the property. The sales price reflects 48% of the total agreed upon value.
(3)Disposition proceeds related to this property are temporarily restricted related to a potential 1031 Exchange.
(4)The Company sold two land parcels to Republic Airways Inc.

3rd Quarter 2025 Supplemental Financial and Operating Statistics	12

Kite Realty Group
Development and Redevelopment Projects
(dollars in thousands)

Project	MSA	KRG Ownership %	Projected Completion Date(1)	Total Owned GLA	Total Multifamily Units	Total Project Costs – at KRG's Share	KRG Equity Requirement	KRG Remaining Spend	Estimated Stabilized NOI to KRG	Estimated Remaining NOI to Come Online(2)

Active Projects

One Loudoun Expansion(3)	Washington, D.C./Baltimore	100%	Q4 2026– Q2 2027	119,000	—	$81.0M–$91.0M	$65.0M–$75.0M	$53.0M–$63.0M	$4.7M–$6.2M	$2.0M–$3.5M

Future Opportunities(4)

Project	MSA	Project Description

Carillon	Washington, D.C./Baltimore	Potential of 1.2 million square feet of commercial GLA and 3,000 multifamily units for additional expansion.
Downtown Crown	Washington, D.C./Baltimore	Potential of 42,000 square feet of commercial GLA for additional expansion.
Edwards Multiplex – Ontario	Los Angeles, CA	Potential redevelopment of existing Regal Theatre.
Glendale Town Center	Indianapolis, IN	Potential of 200 multifamily units for additional expansion.
Hamilton Crossing Centre – Phase II	Indianapolis, IN	Addition of mixed-use (multifamily, office and retail) components adjacent to the Republic Airways headquarters.
Main Street Promenade	Chicago, IL	Potential of 16,000 square feet of commercial GLA for additional expansion.
One Loudoun Hotel	Washington, D.C./Baltimore	Potential for 1.7 million square feet remaining following the planned approximately 170-room hotel.
One Loudoun Residential	Washington, D.C./Baltimore	Potential for approximately 1,300 multifamily units remaining following the planned 400 additional multifamily units.
The Shops at Legacy East	Dallas/Ft. Worth, TX	Potential of 285 multifamily units for additional expansion.
(1)Projected completion date represents the earlier of one year after completion of project construction or substantial occupancy of the property. The range for the One Loudoun Expansion represents a staggered stabilization schedule for the various buildings.
(2)Estimated remaining NOI to come online excludes in-place NOI and NOI related to tenants that have signed leases but have not yet commenced paying rent.
(3)KRG’s equity requirement is shown net of 2 over 2 land sale net proceeds of $15.9 million.
(4)These opportunities are deemed potential at this time and are subject to various contingencies, many of which could be beyond the Company’s control.

3rd Quarter 2025 Supplemental Financial and Operating Statistics	13

Kite Realty Group
Geographic Diversification – ABR by Region and State as of September 30, 2025
(dollars in thousands)

Region/State	Number of Properties(1)	Owned GLA(2)	Total Weighted ABR(3)	% of Weighted ABR(3)
South
Texas	44	8,646	$188,839	29.6%
Florida	31	3,717	71,829	11.2%
Virginia	7	1,307	38,184	6.0%
Maryland	9	1,535	34,919	5.5%
Georgia	11	1,849	31,200	4.9%
North Carolina	7	1,379	29,975	4.7%
Tennessee	3	580	8,905	1.4%
Oklahoma	3	505	8,593	1.3%
South Carolina	2	262	3,824	0.6%
Total South	117	19,780	416,268	65.2%

West
Washington	10	1,651	32,178	5.0%
Nevada	5	846	29,868	4.7%
Arizona	5	714	16,093	2.5%
Utah	2	388	8,600	1.4%
California	1	292	4,479	0.7%
Total West	23	3,891	91,218	14.3%

Midwest
Indiana	16	1,940	39,578	6.2%
Illinois	7	1,222	27,168	4.3%
Michigan	1	308	6,901	1.1%
Missouri	1	453	4,358	0.7%
Ohio	1	236	2,152	0.3%
Total Midwest	26	4,159	80,157	12.6%

Northeast
New York	7	890	27,783	4.3%
New Jersey	4	342	11,867	1.9%
Massachusetts	1	264	4,927	0.8%
Connecticut	1	206	4,078	0.6%
Pennsylvania	1	136	1,982	0.3%
Total Northeast	14	1,838	50,637	7.9%

Total(4)	180	29,668	$638,280	100.0%
(1)Number of properties represents consolidated and unconsolidated retail/mixed-use properties and standalone office properties.
(2)Owned GLA represents gross leasable area owned by the Company and excludes the square footage of development and redevelopment projects.
(3)Total weighted ABR and percent of weighted ABR includes ground lease rent and represents the Company’s share of the ABR at consolidated and unconsolidated properties.
(4)Excludes one operating retail property classified as held for sale as of September 30, 2025.

3rd Quarter 2025 Supplemental Financial and Operating Statistics	14

Kite Realty Group
Top 25 Tenants by ABR as of September 30, 2025
(dollars in thousands, except per square foot data)
The following table includes the Company’s operating retail/mixed-use properties and standalone office properties.

							Credit Ratings
	Tenant	Primary DBA/ Number of Stores	Number of Stores(1)	Total Leased GLA(2)	ABR(3)	% of Weighted ABR(4)	S&P	Moody’s

1	The TJX Companies, Inc.	T.J. Maxx (18), Marshalls (13), HomeGoods (11), Homesense (5), Sierra (3), T.J. Maxx & HomeGoods combined (2)	52	1,495	$16,700	2.6%	A	A2

2	Ross Stores, Inc.	Ross Dress for Less (32), dd’s DISCOUNTS (1)	33	937	11,420	1.8%	BBB+	A2

3	PetSmart, Inc.		31	638	10,473	1.6%	B+	B2

4	Dick’s Sporting Goods, Inc.	Dick’s Sporting Goods (12), Foot Locker (3), Golf Galaxy (1)	16	658	9,129	1.4%	BBB	Baa2

5	Best Buy Co., Inc.	Best Buy (14), Pacific Sales (1)	15	593	9,002	1.4%	BBB+	A3

6	Gap Inc.	Old Navy (25), The Gap (3), Athleta (3), Banana Republic (2)	33	448	8,009	1.3%	BB	Ba2

7	Michaels Stores, Inc.	Michaels	27	606	7,769	1.2%	B-	B3

8	Publix Super Markets, Inc.		15	720	7,724	1.2%	N/A	N/A

9	Ulta Beauty, Inc.		28	289	6,105	1.0%	N/A	N/A

10	Total Wine & More		15	355	6,093	1.0%	N/A	N/A

11	Lowe’s Companies, Inc.		6	—	5,958	0.9%	BBB+	Baa1

12	BJ’s Wholesale Club, Inc.		3	115	5,892	0.9%	BB+	N/A

13	The Kroger Co.	Kroger (6), Harris Teeter (2), QFC (1), Smith’s (1)	10	356	5,892	0.9%	BBB	Baa1

14	Five Below, Inc.		31	282	5,330	0.8%	N/A	N/A

15	Fitness International, LLC	LA Fitness (4), XSport Fitness (1)	5	206	5,098	0.8%	B	B2

16	Nordstrom, Inc.	Nordstrom Rack	10	303	5,060	0.8%	BB	Ba2

17	Kohl’s Corporation		7	265	5,033	0.8%	B+	B2

18	Whole Foods Market, Inc.		7	238	4,917	0.8%	AA-	A1

19	Petco Health and Wellness Company, Inc.		18	263	4,725	0.7%	B	B3

20	The Container Store Group, Inc.		7	151	4,627	0.7%	N/A	N/A

21	Trader Joe's		11	137	4,627	0.7%	N/A	N/A

22	Burlington Stores, Inc.		11	435	4,619	0.7%	BB+	N/A

23	KnitWell Group	Chico’s (7), Talbots (7), LOFT (5), Soma (4), Ann Taylor (4), White House Black Market (4)	30	127	4,443	0.7%	N/A	N/A

24	Dollar Tree, Inc.		27	310	4,284	0.7%	BBB	Baa2

25	Albertsons Companies, Inc.	Safeway (3), Tom Thumb (2), Jewel-Osco (1)	6	281	4,198	0.7%	BB+	Ba1
	Total Top Tenants		454	10,208	$167,127	26.1%
(1)Number of stores represents stores at consolidated and unconsolidated properties.
(2)Total leased GLA excludes the square footage of structures located on land owned by the Company and ground-leased to tenants.
(3)ABR represents the monthly contractual rent for September 30, 2025, for each applicable tenant multiplied by 12 and does not include tenant reimbursements. ABR represents 100% of the ABR at consolidated properties and the Company’s share of the ABR at unconsolidated properties, including ground lease rent.
(4)Percent of weighted ABR includes ground lease rent and represents the Company’s share of the ABR at consolidated and unconsolidated properties.

3rd Quarter 2025 Supplemental Financial and Operating Statistics	15

Kite Realty Group
Retail Leasing Spreads

			Comparable Space(1)(2)
Category	Total Leases(1)	Total Sq. Ft.(1)	Leases	Sq. Ft.	Prior Rent PSF(3)	New Rent PSF(4)	Cash Rent Spread	TI, LL Work, Lease Commissions PSF(5)

New Leases – Q3 2025	43	275,001	24	148,324	$24.91	$31.41	26.1%
New Leases – Q2 2025	64	342,658	38	219,271	19.65	25.80	31.3%
New Leases – Q1 2025	58	169,703	26	76,021	32.89	38.02	15.6%
New Leases – Q4 2024	48	233,043	23	97,594	25.32	31.29	23.6%
Total	213	1,020,405	111	541,210	$23.97	$30.04	25.3%	$97.19

Non-Option Renewals – Q3 2025	70	306,526	51	177,659	$25.12	$28.36	12.9%
Non-Option Renewals – Q2 2025	63	223,294	52	159,247	27.12	32.47	19.7%
Non-Option Renewals – Q1 2025	91	331,781	67	232,071	23.57	28.30	20.1%
Non-Option Renewals – Q4 2024	93	447,352	69	323,610	20.67	23.65	14.4%
Total	317	1,308,953	239	892,587	$23.46	$27.37	16.7%	$4.51

Option Renewals – Q3 2025	54	648,417	54	648,417	$18.93	$20.41	7.8%
Option Renewals – Q2 2025	43	648,679	43	648,679	12.72	13.76	8.2%
Option Renewals – Q1 2025	33	342,345	33	342,345	17.15	18.36	7.0%
Option Renewals – Q4 2024	29	533,995	29	533,995	13.24	14.14	6.8%
Total	159	2,173,436	159	2,173,436	$15.40	$16.56	7.5%	$—

Total – Q3 2025	167	1,229,944	129	974,400	$20.97	$23.53	12.2%
Total – Q2 2025	170	1,214,631	133	1,027,197	16.43	19.23	17.0%
Total – Q1 2025	182	843,829	126	650,437	21.28	24.20	13.7%
Total – Q4 2024	170	1,214,390	121	955,199	16.99	19.11	12.5%
Total	689	4,502,794	509	3,607,233	$18.68	$21.26	13.8%	$15.70
(1)Excludes office and ground leases. Comparable space leases on this table are included for second generation retail spaces. Comparable leases represent those leases for which there was a former tenant within the last 12 months.
(2)Comparable renewals exclude leases with terms 24 months or shorter.
(3)Prior rent represents minimum rent, if any, paid by the prior tenant in the final 12 months of the term. All amounts reported at lease execution.
(4)Contractual rent represents contractual minimum rent per square foot for the first 12 months of the lease.
(5)Includes redevelopment costs for tenant-specific landlord work and tenant allowances provided to tenants.

3rd Quarter 2025 Supplemental Financial and Operating Statistics	16

Kite Realty Group
Lease Expirations as of September 30, 2025
(dollars in thousands, except per square foot data)
The following table includes the Company’s operating retail/mixed-use properties and standalone office properties as of September 30, 2025.

Operating Portfolio
		Expiring GLA(2)						Expiring Retail ABR per Sq. Ft.(3)
	Number of Expiring Leases(1)	Shop Tenants	Anchor Tenants	Office Tenants	Expiring ABR (Pro rata)	Expiring Ground Lease ABR (Pro rata)	% of Total ABR (Pro rata)	Shop Tenants	Anchor Tenants	Total

2025	107	235,616	152,945	59,446	$12,348	$105	2.0%	$31.41	$20.24	$27.01
2026	427	972,628	1,209,968	123,598	49,600	2,429	8.2%	31.21	14.18	21.77
2027	578	1,250,632	2,330,434	127,639	75,904	5,777	12.8%	34.42	14.71	21.59
2028	612	1,317,308	2,537,204	325,926	90,441	6,638	15.2%	36.46	14.77	22.19
2029	587	1,237,622	2,900,572	184,072	90,996	3,581	14.8%	36.28	15.17	21.48
2030	469	1,121,096	1,990,075	120,309	65,124	5,846	11.1%	32.98	13.09	20.26
2031	284	662,500	1,466,619	223,861	50,215	3,096	8.4%	36.10	14.93	21.52
2032	220	532,337	1,137,005	179,104	38,670	466	6.0%	34.23	14.87	21.04
2033	209	533,466	699,678	30,589	31,009	4,156	5.5%	37.93	15.59	25.26
2034	187	388,334	689,269	79,914	29,093	2,224	4.9%	41.98	17.13	26.09
Beyond	335	693,904	1,916,652	229,490	65,047	5,515	11.1%	41.40	16.98	23.47
	4,015	8,945,443	17,030,421	1,683,948	$598,447	$39,833	100.0%	$35.56	$15.04	$22.11
(1)Lease expirations table reflects rents in place as of September 30, 2025 and does not include option periods; 2025 expirations include 37 month-to-month tenants. This column also excludes ground leases.
(2)Expiring GLA excludes the square footage of structures located on land owned by the Company and ground-leased to tenants.
(3)ABR represents the monthly contractual rent as of September 30, 2025 for each applicable tenant multiplied by 12. Excludes tenant reimbursements and ground lease revenue.

3rd Quarter 2025 Supplemental Financial and Operating Statistics	17

Kite Realty Group
Components of Net Asset Value as of September 30, 2025
(dollars in thousands)

Cash Net Operating Income (“NOI”)		Page	Other Assets(1)		Page

GAAP property NOI (incl. ground lease revenue)	$149,550	6	Cash, cash equivalents and restricted cash	$92,254	3
Lease termination income	(18)	6	Tenant and other receivables (net of SLR)	57,516	3
Non-cash revenue adjustments	(6,289)		Prepaid and other assets	100,847	3
Other property-related revenue	(985)	6
Ground lease (“GL”) revenue	(10,637)	6
Consolidated Cash Property NOI (excl. GL)	$131,621

Annualized Consolidated Cash Property NOI (excl. ground leases)	$526,484

Adjustments to Normalize Annualized Cash NOI			Liabilities

Remaining NOI to come online from development and redevelopment projects(2)	$2,750	13	Mortgage and other indebtedness, net	$(2,944,262)	10
Unconsolidated Adjusted EBITDA	40,812		Pro rata adjustment for joint venture debt	(192,925)
General and administrative expense allocable to property management activities included in property expenses ($4.1 million in Q3)	16,400	6, note 2	Accounts payable and accrued expenses	(203,114)	3
Total Adjustments	59,962		Other liabilities	(222,602)	3
			Projected remaining under construction development/redevelopment(3)	(58,000)	13

Annualized Normalized Portfolio Cash NOI (excl. ground leases)	$586,446
Annualized ground lease NOI	42,548
Total Annualized Portfolio Cash NOI(4)	$628,994		Common shares and Units outstanding	221,579,773
(1)Excludes construction in progress and entitled land held for development.
(2)Excludes the projected cash NOI and related cost from the future opportunities outlined on page 13.
(3)Remaining costs on page 13 for the development project.
(4)The above components of net asset value exclude NOI related to tenants that have signed leases but have not yet commenced paying rent as of September 30, 2025.

3rd Quarter 2025 Supplemental Financial and Operating Statistics	18

Kite Realty Group
Non-GAAP Financial Measures
NAREIT Funds from Operations
NAREIT Funds From Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of our operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flows from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. A reconciliation of net income (calculated in accordance with GAAP) to FFO is included elsewhere in this Financial Supplement.
From time to time, the Company may report or provide guidance with respect to “FFO, as adjusted,” which removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including, without limitation, (i) gains or losses associated with the early extinguishment of debt, (ii) gains or losses associated with litigation involving the Company that is not in the normal course of business, (iii) merger and acquisition costs, (iv) the impact on earnings from employee severance, (v) the excess of redemption value over carrying value of preferred stock redemption, and (vi) the impact of prior period bad debt or the collection of accounts receivable previously written off (“prior period collection impact”), which are not otherwise adjusted in the Company’s calculation of FFO.
Core Funds from Operations
Core Funds From Operations (“Core FFO”) is a non-GAAP financial measure of operating performance that modifies FFO for certain non-cash transactions that result in recording income or expense and impact the Company’s period-over-period performance, including (i) amortization of deferred financing costs, (ii) non-cash compensation expense and other, (iii) straight-line rent related to minimum rent and common area maintenance, (iv) market rent amortization income, and (v) amortization of debt discounts, premiums and hedge instruments, and include adjustments related to our pro rata share from unconsolidated joint ventures for these categories as applicable. The Company believes that Core FFO is useful to investors in evaluating the core cash flow-generating operations of the Company by adjusting for items that we do not consider to be part of our core business operations, allowing for comparison of core operating performance of the Company between periods. Core FFO should not be considered as an alternative to net income as an indicator of the Company’s performance or as an alternative to cash flow as a measure of liquidity or the Company’s ability to make distributions. The Company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other REITs, and therefore, may not be comparable to such other REITs.
Adjusted Funds from Operations
Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the real estate industry. AFFO modifies FFO for certain cash and non-cash transactions that are not included in FFO. AFFO should not be considered as an alternative to net income as an indicator of the Company’s performance or as an alternative to cash flow as a measure of liquidity or the Company’s ability to make distributions. Management considers AFFO a useful supplemental measure of the Company’s performance. The Company’s computation of AFFO may differ from the methodology for calculating AFFO used by other REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net income (calculated in accordance with GAAP) to AFFO is included elsewhere in this Financial Supplement.
Net Operating Income, Cash Net Operating Income and Same Property Net Operating Income
The Company uses net operating income (“NOI”) and cash NOI, which are non-GAAP financial measures, to evaluate the performance of our properties. The Company also uses total property NOI, which is defined as NOI plus net gains from outlot sales. The Company defines NOI and cash NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI and cash NOI exclude amortization of capitalized tenant improvement costs and leasing commissions and certain corporate-level expenses, including merger and acquisition costs. Cash NOI also excludes other property-related revenue as that activity is recurring but unpredictable in its occurrence, straight-line rent adjustments, and amortization of in-place lease liabilities, net. The Company believes that NOI and cash NOI are helpful to investors as measures of our operating performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as depreciation and amortization, interest expense, and impairment, if any.

3rd Quarter 2025 Supplemental Financial and Operating Statistics	19

Kite Realty Group
Non-GAAP Financial Measures (continued)
Net Operating Income, Cash Net Operating Income and Same Property Net Operating Income (continued)
The Company also uses same property NOI (“Same Property NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI is net income excluding properties that have not been owned for the full periods presented. Same Property NOI also excludes (i) net gains from outlot sales, (ii) straight-line rent revenue, (iii) lease termination income in excess of lost rent, (iv) amortization of lease intangibles, and (v) significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the expiration of 12 months or the start date of a replacement tenant.
The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full periods presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods. Same Property NOI for all periods presented includes 52% of the NOI from the three previously wholly owned properties that were contributed to the GIC Portfolio Joint Venture in June 2025.
NOI and Same Property NOI should not, however, be considered as an alternative to net income (calculated in accordance with GAAP) as an indicator of our financial performance. The Company’s computation of NOI and Same Property NOI may differ from the methodology used by other REITs and, therefore, may not be comparable to such other REITs.
When evaluating the properties that are included in the Same Property Pool, we have established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the Same Property Pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the Same Property Pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the Same Property Pool when the execution of a redevelopment plan is likely, and we (a) begin recapturing space from tenants or (b) the contemplated plan significantly impacts the operations of the property. For the three and nine months ended September 30, 2025, the Same Property Pool excludes the following: (i) properties acquired or placed in service during 2024 and 2025; (ii) The Corner – IN, which was reclassified from active development into our operating portfolio in March 2025; (iii) Eastgate Crossing, which was reclassified from our operating portfolio in September 2025 due to significant disruption caused by severe flooding as a result of Tropical Storm Chantal; (iv) our active development project at One Loudoun Expansion; (v) Hamilton Crossing Centre and Edwards Multiplex – Ontario, which were reclassified from our operating portfolio into redevelopment in June 2014 and March 2023, respectively; (vi) properties sold or classified as held for sale during 2024 and 2025; and (vii) standalone office properties, including the Carillon medical office building, which was reclassified from active redevelopment into our office portfolio in December 2024.
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Net Debt to Adjusted EBITDA
The Company defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income tax expense of the taxable REIT subsidiaries, and depreciation and amortization. For informational purposes, the Company also provides Adjusted EBITDA, which it defines as EBITDA less (i) EBITDA from unconsolidated entities, as adjusted, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest Adjusted EBITDA, and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company’s share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by the Company, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity.
Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company also provides Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of its operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results.

3rd Quarter 2025 Supplemental Financial and Operating Statistics	20